UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 12th Street NW, Washington, D.C. 20004
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each Exchange on which Registered
Common Stock, par value $0.01 per share	FCN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.05 (a).	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

As part of its periodic review of the Policy on Ethics and Business Conduct, amended and restated effective as of February 20, 2020 (the “Code”), of FTI Consulting, Inc. (“FTI Consulting”), which applies to all of the directors, officers and employees of FTI Consulting, on June 7, 2023, the Board of Directors of FTI Consulting approved the further amendment and restatement of the Code, effective as of June 8, 2023, which amends, restates and replaces the Code in its entirety (the “Restated Code”). The revisions contained in the Restated Code were made, among other things, to update for (1) changes to FTI Consulting’s gifts and entertainment policy, (ii) provisions relating to sanctions compliance, and (iii) other non-substantive administrative, stylistic and typographical changes.

The foregoing summary description of the principal changes contained in the Restated Code is qualified in its entirety by reference to the Restated Code, a copy of which is filed herewith as Exhibit 14.1 to this Current Report on Form 8-K, and incorporated by reference herein. FTI Consulting has posted the Restated Code in the section of its corporate website accessed at “About FTI – Governance.”

Item 9.01 (d).	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

14.1	FTI Consulting, Inc. Code of Ethics and Business Conduct, Amended and Restated Effective as of June 8, 2023

104	The Cover Page from FTI Consulting’s Current Report on Form 8-K dated June 7, 2023, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: June 12, 2023	By:	/S/ CURTIS P. LU
Curtis P. Lu
General Counsel

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